FOR IMMEDIATE RELEASE:



                        SERVICE CORPORATION INTERNATIONAL
                 ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS


- Conference call on Thursday, August 6, 2009, at 9:00 a.m. Central Daylight Standard Time.

HOUSTON,  Texas, August 5, 2009 . . . Service Corporation  International  (NYSE:
SCI), a leading provider of deathcare products and services, today reported results for the second quarter 2009. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

                                                                             Three Months Ended                Six Months Ended
(In millions, except for per share amounts)                                        June 30,                         June 30,
                                                                       -------------------------------------------------------------
                                                                               2009           2008            2009           2008
                                                                       -------------------------------------------------------------
Revenues                                                                     $  513.9      $  548.8      $  1,024.5      $  1,122.2
Operating income                                                             $   69.1      $   83.3      $    154.6      $    182.7
Net income attributable to common stockholders                               $   23.1      $   31.4      $     57.6      $     72.9
Diluted earnings per share                                                   $    .09      $    .12      $      .23      $      .28

Earnings from continuing operations excluding special items(1)               $   30.0      $   36.4      $     60.9      $     88.2
Diluted earnings per share from continuing operations excluding
   special items(1)                                                          $    .12      $    .14      $      .24      $       .33
Diluted weighted average shares outstanding                                     251.1         263.1           250.7           264.2
Net cash provided by operating activities                                    $   69.7      $   70.2      $    211.1      $    116.5
Net cash provided by operating activities excluding special
   items(1)                                                                  $   69.7      $   70.2      $    211.1      $    209.8

(1) Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading "Non-GAAP Financial Measures" or "Cash Flow and Capital Spending".

Highlights:

o Diluted earnings per share (EPS) from continuing operations excluding special items was $0.12 in the second quarter 2009 compared to $0.14 in the prior year second quarter. These results exceeded our internal expectations as cost reduction initiatives, better than expected trust fund performance, and better than expected preneed cemetery production more than offset lower than expected funeral services performed.

o While funeral gross profit decreased slightly, funeral gross profit margins improved to 20.7% from 19.9% as declines in funeral services performed were more than offset by cost control initiatives.

o Cemetery gross profit decreased $4.2 million due to a decline in cemetery property sales and lower cemetery trust fund income compared to prior year levels, which were partially offset by lower variable costs. Cemetery gross profit exceeded our expectations as cost control initiatives helped to offset expected cemetery revenue declines.

o Despite the decline in earnings, net cash provided by operating activities excluding special items for the quarter was flat to the prior year at approximately $70 million due primarily to favorable working capital initiatives and the cost control initiatives mentioned above.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the second quarter of 2009:

"We are very pleased with our solid operational results this quarter, which were better than expected and reflect the actions we've taken to mitigate the economic and near-term pressures on our business. We also benefited from positive developments in the external environment, including a rebound in the financial markets and an improvement in consumer confidence. Cash flow performance continues to be strong and we have been actively deleveraging our capital structure, retiring more than $100 million of debt in the first half of 2009. Our solid financial position and healthy cash flow outlook provide us the flexibility to pursue opportunities to invest in the long-term growth of our business and to return value to our shareholders."

REVIEW OF RESULTS FOR SECOND QUARTER 2009

Consolidated Segment Results

(In millions, except funeral services performed        Three Months Ended
and average revenue per funeral service)                     June 30,
                                                  -----------------------------
                                                      2009             2008
                                                  -----------        ---------
Funeral
Funeral atneed revenue                             $    222.9         $  235.4
Funeral recognized preneed revenue                      102.6            110.6
Other funeral revenue(1)                                 17.2             17.3
                                                  -----------        ---------
   Total funeral revenues                          $    342.7         $  363.3

Gross profit                                       $     71.1         $   72.3
Gross margin percentage                                  20.7%            19.9%

Funeral services performed                             63,749           67,919
                                                  -----------        ---------
Average revenue per funeral service                $    5,106         $  5,094

Cemetery
Cemetery atneed revenue                            $     61.0         $   65.8
Cemetery recognized preneed revenue                      89.5             96.1
Other cemetery revenue (2)                               20.7             23.6
                                                  -----------        ---------
   Total cemetery revenues                         $    171.2         $  185.5

Gross profit                                       $     30.7         $   34.9
Gross margin percentage                                   17.9%            18.8%

(1) Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2) Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended June 30, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending June 30, 2009.

(Dollars in  millions,  except  average  revenue per funeral                Three Months Ended
service and average revenue per contract sold)                                   June 30,
                                                                       -----------------------------
                                                                           2009              2008          Change
                                                                       -----------      ------------      --------
Comparable funeral revenue:
   Atneed revenue .................................................     $    218.1       $     232.3        $(14.2)
   Recognized preneed revenue .....................................          101.5              (7.6)       109.1
   Other funeral revenue(1) .......................................           17.1              (0.1)        17.2
                                                                       -----------      ------------      --------
Total comparable funeral revenues .................................     $    336.7       $     358.6        $(21.9)

Comparable gross profit ...........................................     $     70.4       $      73.0        $ (2.6)
Comparable gross margin percentage ................................           20.9%             20.4%

Comparable funeral services performed:
   Preneed ........................................................         21,879            22,809          (930)
   Atneed .........................................................         40,554            44,360        (3,806)
                                                                       -----------      ------------      --------
   Total ..........................................................         62,433            67,169        (4,736)

Comparable average revenue per funeral service ....................     $    5,119       $     5,083        $   36

Comparable preneed funeral production:
   Sales ..........................................................     $    119.9       $     122.9        $ (3.0)
   Total preneed funeral contracts sold ...........................         20,868            22,275        (1,407)
   Average revenue per contract sold ..............................     $    5,746       $     5,517        $  229

(1) Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

o Comparable funeral services performed decreased 7.1%, primarily related to soft demand experienced at the beginning of the quarter. We believe the decline in deaths in our markets is consistent with trends experienced by other funeral service providers and industry vendors.

o The comparable average revenue per funeral service grew 0.7% over the prior year quarter. Excluding an unfavorable Canadian currency impact and lower funeral trust fund income, the average revenue per funeral service grew approximately 3.5%.

o The cremation rate increased 20 basis points to 42.9% in the second quarter of 2009 compared to 42.7% for the same period of 2008.

o Comparable funeral gross profit decreased $2.6 million, or 3.6%, due to the impact of lower funeral services performed and a decrease in funeral trust fund income, which were partially offset by lower variable merchandise costs and a decline in personnel costs related to work force initiatives. The gross margin percentage increased to 20.9% compared to 20.4% in 2008.

o Preneed funeral sales production decreased $3.0 million, or 2.4%. Total funeral contracts sold decreased 6.3% while the average revenue per contract sold increased 4.2%. Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended June 30, 2009 and 2008. We consider comparable operations to be those owned for the entire period beginning January 1, 2008 and ending June 30, 2009.

                                                                 Three Months Ended
(Dollars in millions)                                                 June 30,
                                                           -----------------------------
                                                             2009       2008     Change
                                                           --------   --------   -------
Comparable cemetery revenue:
   Atneed revenue ......................................    $  59.7    $  65.6    $ (5.9)
   Recognized preneed revenue ..........................       88.8       96.0      (7.2)
   Other cemetery revenue(1) ...........................       20.5       23.3      (2.8)
                                                           --------   --------   -------
Total comparable cemetery revenues .....................    $ 169.0    $ 184.9    $(15.9)

Comparable gross profit ................................    $  29.4    $  34.8    $ (5.4)
Comparable gross margin percentage .....................       17.4%      18.8%

Comparable preneed and atneed cemetery sales production:
      Property .........................................    $  86.3    $  94.9    $ (8.6)
      Merchandise and services .........................       93.7       95.0      (1.3)
      Discounts ........................................      (16.5)     (16.8)      0.3
                                                           --------   --------   -------
   Preneed and atneed cemetery sales production ........    $ 163.5    $ 173.1    $ (9.6)
   Recognition rate (2) ................................         91%        93%

      (1) Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

      (2) Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

o Comparable atneed cemetery revenues declined $5.9 million, or 9.0%, which we believe was primarily driven by a decline in deaths in our markets.

o Comparable recognized preneed cemetery revenues declined $7.2 million, of which approximately $5 million related to a decline in preneed sales production. However, this preneed sales production was better than we expected as we began to see improvements in consumer sentiment late in the quarter.

o Other cemetery revenue decreased by $2.8 million, or 12.0%, as cemetery trust fund income recognized from our preneed merchandise and service and cemetery perpetual care trusts declined $2.4 million due to negative market returns experienced in late 2008 and early 2009.

o Cemetery gross profit decreased $5.4 million, due to the revenue declines described above, which were largely offset by lower variable selling compensation and merchandise expenses and a decline in personnel costs related to work force initiatives.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

                                                                              Three Months Ended            Six Months Ended
(In millions)                                                                      June 30,                      June 30,
                                                                           ------------------------    ---------------------------
                                                                               2009          2008          2009            2008
                                                                           ----------    ----------    ----------     ------------
Net cash provided by operating activities, as reported................         $69.7         $70.2        $211.1           $116.5
Federal tax payment ..................................................           ___           ___           ___             90.0
One-time Alderwoods transition and other costs........................           ___           ___           ___              3.3
                                                                           ----------    ----------    ----------     ------------
Net cash provided by operating activities, excluding special items....         $69.7         $70.2        $211.1           $209.8
                                                                           ==========    ==========    ==========     ============

Net cash provided by operating activities, excluding special items, was $69.7 million for the second quarter of 2009, down slightly from $70.2 million in the prior year quarter. While we experienced a decrease in cash receipts related to declines in revenue during the quarter, these were largely offset by cost control initiatives mentioned above. Our cash flow also benefitted from favorable working capital initiatives, all of which resulted in cash flow that exceeded our expectations in the quarter.

As  anticipated,  we were also  successful  in  prudently  managing  our capital
expenditures   during  the  first  half  of  2009.  A  summary  of  our  capital expenditures is set forth below:

                                                                           Three Months Ended               Six Months Ended
(In millions)                                                                   June 30,                        June 30,
                                                                      -----------------------------    ---------------------------
                                                                          2009            2008            2009            2008
                                                                      -------------    ------------    ------------    -----------
Capital improvements at existing locations.......................             $8.2           $22.9           $17.1          $37.1
Development of cemetery property.................................              6.9            12.4            16.1           23.0
Construction of new funeral home facilities and other growth.....              3.9             3.5             9.3            7.9
                                                                      -------------    ------------    ------------    -----------
Total capital expenditures.......................................            $19.0           $38.8           $42.5          $68.0
                                                                      =============    ============    ============    ===========

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our U.S. trust fund returns for the three and six months ended June 30, 2009 is set forth below:

                                            Three Months         Six Months
                                         ----------------    ----------------
Preneed Funeral..........................      11.4%                6.4%
Preneed Cemetery.........................      13.4%                8.2%
Cemetery Perpetual Care..................      10.4%                7.3%
    Combined Trust Funds.................      11.9%                7.4%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items shown above are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations. We also believe this measure helps facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.


                                                                                                 Three Months Ended June 30,
                                                                                      ---------------------------------------------
(In millions, except diluted EPS)                                                             2009                     2008
                                                                                      ---------------------     --------------------
                                                                                         Net        Diluted       Net       Diluted
                                                                                       Income         EPS       Income        EPS
                                                                                      --------      -------     -------     --------
Net income attributable to common stockholders, as reported .................         $  23.1       $  .09      $  31.4       $  .12

After-tax reconciling items:
   Losses on dispositions and impairment charges, net .......................             5.7          .02          3.4          .01
   Gain on early extinguishment of debt .....................................            (1.2)          --           --           --
   Change in certain tax reserves ...........................................             2.4          .01          1.2          .01
   Discontinued operations ..................................................              --           --          0.4           --
                                                                                      -------        -----      -------       ------
Operations excluding special items ..........................................         $  30.0        $ .12      $  36.4       $  .14
                                                                                      =======        =====      =======       ======

Diluted weighted average shares outstanding (in thousands).............                            251,130                   263,132

                                                                                                  Six Months Ended June 30,
                                                                                      ---------------------------------------------
(In millions, except diluted EPS)                                                             2009                     2008
                                                                                      ---------------------     --------------------
                                                                                         Net        Diluted       Net       Diluted
                                                                                       Income         EPS       Income        EPS
                                                                                      --------      -------     -------     --------
Net income attributable to common stockholders, as reported .................        $   57.6       $  .23      $  72.9     $  .28

After-tax reconciling items:
   Losses on dispositions and impairment charges, net .......................             3.0          .01         11.6        .04
    Gain on early extinguishment of debt ....................................            (2.1)        (.01)          --          --

                                                                                                                               (2.1)
    One-time Alderwoods transition and other costs ..........................              --           --          0.7          --
   Change in certain tax reserves ...........................................             2.4          .01          2.6         .01
   Discontinued operations ..................................................              --           --          0.4          --
                                                                                      -------        -----      -------       ------
Earnings from continuing operations excluding special items .................        $   60.9       $  .24      $  88.2     $   .33
                                                                                      =======        =====      =======       ======

Diluted weighted average shares outstanding (in thousands)..................                       250,672                  264,228

UPDATED OUTLOOK FOR FISCAL 2009

Due to the better than anticipated performance in the first half of the year, primarily related to sales production and cost control initiatives, and the positive trust fund returns at the end of the second quarter among other factors, we are updating our guidance for potential earnings and cash flow in fiscal 2009 as follows:

                                                                                                  Original           Updated
(In millions except per share amounts)                                                            Guidance           Guidance
                                                                                               ---------------    ---------------
Diluted earnings per share from continuing operations excluding special items (1).......        $.26 to $.36       $.36 to $.42
Net cash provided by operating activities...............................................        $220 to $300       $320 to $370
Capital improvements at existing facilities and cemetery development expenditures.......         $80 to $90         $70 to $80

   (1) Diluted earnings per share excluding special items is a non-GAAP financial measure. We normally reconcile this non-GAAP financial measure to diluted earnings per share; however, diluted earnings per share calculated in accordance with GAAP is not currently accessible on a forward-looking basis. Our updated outlook for 2009 excludes the following because this information is not currently available: Gains or losses associated with asset dispositions, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset dispositions, could materially impact our forward-looking diluted EPS calculated in accordance with GAAP, consistent with the historical disclosures found earlier in this press release under the heading "Non-GAAP financial measures".

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

Conference Call and Webcast

We will host a conference call on Thursday, August 6, 2009, at 9:00 a.m. Central Daylight Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (617) 213-8851 with the passcode of 51206268. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 13, 2009 and can be accessed at (617) 801-6888 with the passcode of 51762101. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

o Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.
o Changes in operating conditions such as supply disruptions and labor disputes.
o Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.
o Inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
o The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.
o Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
o The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves. o Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimal funding requirements.
o The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through the tax provision at the time of resolution.
o Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.
o Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.

o Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
o Our ability to successfully access surety and insurance markets at a reasonable cost. o Our ability to successfully leverage our substantial purchasing power with certain of our vendors. o The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.
o The possibility that restrictive covenants in our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
o Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.
o The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
o Continued economic crisis and financial and stock market declines could reduce future potential earnings and cash flows and could result in future goodwill impairments.
o The weakening economy may cause customers to reassess preneed funeral or cemetery arrangements or decrease the amounts atneed customers are willing to pay or consider cremation as opposed to burial.
o Changes in our funeral and cemetery trust funds, investments in equity securities, fixed income securities, and mutual funds could be significantly negatively impacted by the weakening economy.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2008 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At June 30, 2009, we owned and operated 1,264 funeral homes and 365 cemeteries (of which 207 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial(R), please visit www.dignitymemorial.com .



For additional information contact:

Investors: Debbie Young - Director / Investor Relations           (713) 525-9088

Media: Lisa Marshall - Managing Director / Corporate Communications
                                                                  (713) 525-3066

                        SERVICE CORPORATION INTERNATIONAL
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                    (In thousands, except per share amounts)

                                                                 Three Months Ended                     Six Months Ended
                                                                      June 30,                              June 30,
                                                         ------------------------------------    --------------------------------
                                                               2009                 2008              2009               2008
                                                         -----------------    ---------------    --------------     -------------
Revenues...........................................             $513,949          $548,782         $1,024,544       $1,122,233
Costs and expenses.................................             (412,124)         (441,621)          (822,599)         (877,475)
                                                         -----------------    ---------------    --------------     -------------
Gross profit.......................................              101,825           107,161            201,945          244,758
                                                         -----------------    ---------------    --------------     -------------

General and administrative expenses.................             (26,466)          (21,655)           (48,252)          (46,730)
(Loss) gain on divestitures and impairment charges,
    net.............................................              (6,289)           (3,858)               941           (15,904)
Other operating income..............................                  --             1,691                 --               585
                                                         -----------------    ---------------    --------------     -------------
Operating income....................................              69,070            83,339            154,634           182,709

Interest expense....................................             (32,386)          (33,311)           (64,056)          (67,380)
Gain on early extinguishment of debt................               1,830                --              3,440                --
Interest income.....................................                 585             1,454              1,288             3,374
Other income (expense), net.........................                 803               687               (743)              (61)
                                                         -----------------    ---------------    --------------     -------------
Income from continuing operations before income                   39,902            52,169             94,563           118,642
    taxes...........................................
Provision for income taxes..........................             (16,322)          (20,395)           (36,603)          (45,364)
                                                         -----------------    ---------------    --------------     -------------
Income from continuing operations...................              23,580            31,774             57,960            73,278
Loss from discontinued operations...................                   -              (377)                --              (362)
                                                         -----------------    ---------------    --------------     -------------
    Net income .....................................              23,580            31,397             57,960            72,916
    Net gain attributable to noncontrolling
    interests.......................................                (476)               --               (326)                -
                                                         -----------------    ---------------    --------------     -------------
    Net income attributable to common stockholders..              $23,104          $31,397            $57,634           $72,916
                                                         =================    ===============    ==============     =============

Basic earnings per share:
   Income from continuing operations attributable
    to common stockholders..........................                $.09              $.12               $.23              $.28
   Net income attributable to common stockholders...                $.09              $.12               $.23              $.28
Diluted earnings per share:
   Income from continuing operations attributable
    to common stockholders..........................                $.09               $.12              $.23              $.28
   Net income attributable to common stockholders...                $.09               $.12              $.23              $.28

Basic weighted average number of shares.............             250,977           259,655           250,461           260,565
                                                         =================    ===============    ==============     =============
Diluted weighted average number of shares...........             251,130           263,132           250,672           264,228
                                                         =================    ===============    ==============     =============

                        SERVICE CORPORATION INTERNATIONAL
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                      (In thousands, except share amounts)

                                                                                               June 30,         December 31,
                                                                                                2009               2008
---------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents.....................................................              $ 170,389          $128,397
   Receivables, net..............................................................                 74,949            96,145
   Inventories...................................................................                 31,111            31,603
   Deferred tax asset............................................................                 79,571            79,571
   Current assets held for sale..................................................                  1,397             1,279
   Other.........................................................................                 29,955            18,515
                                                                                           -------------      ------------
     Total current assets........................................................                387,372           355,510
                                                                                           -------------      ------------
Preneed funeral receivables, net and trust investments...........................              1,250,633         1,191,692
Preneed cemetery receivables, net and trust investments..........................              1,186,044         1,062,952
Cemetery property, at cost.......................................................              1,457,823         1,458,981
Property and equipment, net......................................................              1,549,955         1,567,875
Non-current assets held for sale.................................................                100,375            97,512
Goodwill.........................................................................              1,171,695         1,178,969
Deferred charges and other assets................................................                363,294           452,634
Cemetery perpetual care trust investments........................................                767,740           744,758
                                                                                           -------------      ------------
                                                                                              $8,234,931        $8,110,883
                                                                                           =============      ============
Liabilities & Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities......................................              $ 288,823          $294,859
   Current maturities of long-term debt..........................................                 27,971            27,104
   Current liabilities held for sale.............................................                    659               465
   Income taxes..................................................................                  2,092             4,354
                                                                                           -------------      ------------
     Total current liabilities...................................................                319,545           326,782
                                                                                           -------------      ------------
Long-term debt...................................................................              1,727,092         1,821,404
Deferred preneed funeral revenues................................................                594,679           588,198
Deferred preneed cemetery revenues...............................................                811,496           771,117
Deferred income taxes............................................................                319,374           288,677
Non-current liabilities held for sale............................................                 76,397            75,537
Other liabilities................................................................                321,704           356,090
Deferred preneed funeral and cemetery receipts held in trust.....................              1,936,470         1,817,665
Care trusts' corpus..............................................................                767,981           772,234

Stockholders' equity:
   Common stock, $1 per share par value, 500,000,000 shares authorized,
    251,414,517, and 249,953,075 shares issued, respectively, 251,004,884 and                    251,005           249,472
    249,472,075 shares outstanding, respectively.................................
   Capital in excess of par value................................................              1,720,182         1,733,814
   Accumulated deficit...........................................................               (669,122)         (726,756)
   Accumulated other comprehensive income........................................                 57,907            36,649
                                                                                           -------------      ------------
     Total common stockholders' equity...........................................              1,359,972         1,293,179
     Noncontrolling interests....................................................                    221                 -
                                                                                           -------------      ------------
     Total equity................................................................              1,360,193         1,293,179
                                                                                           -------------      ------------
                                                                                              $8,234,931        $8,110,883
                                                                                           =============      ============

 SERVICE CORPORATION INTERNATIONAL
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (In thousands)

                                                                                                      Six Months Ended
                                                                                                          June 30,
                                                                                               -------------------------------
                                                                                                    2009             2008
                                                                                               -------------    --------------
Cash flows from operating activities:
   Net income                                                                                      $ 57,960           $72,916
   Adjustments to reconcile net income to net cash provided by operating activities:
     Loss from discontinued operations, net of tax                                                       --               362
     Gain on early extinguishment of debt                                                            (3,440)               --
     Depreciation and amortization                                                                   55,438            55,675
     Amortization of intangible assets                                                               10,855            12,333
     Amortization of cemetery property                                                               13,940            16,526
     Amortization of loan costs                                                                       1,694             1,863
     Provision for doubtful accounts                                                                  5,905             3,915
     Provision for deferred income taxes                                                             32,924            28,079
     (Gain) loss on divestitures and impairment charges, net                                           (941)           15,904
     Share-based compensation                                                                         5,168             5,256
     Excess tax benefits from share-based awards                                                         --            (2,170)
   Change in assets  and  liabilities,  net of  effects  from  acquisitions  and divestitures:
     Decrease in receivables                                                                         12,642             6,484
     Decrease (increase) in other assets                                                              9,183           (10,069)
         Increase (decrease) in payables and other liabilities                                        4,105          (128,320)
     Effect of preneed funeral production and maturities:
        Decrease in preneed funeral receivables and trust investments                                11,019            15,098
        Increase in deferred preneed funeral revenue                                                  4,752            20,836
        Decrease in funeral deferred preneed funeral receipts held in trust                         (15,838)          (24,640)
     Effect of preneed cemetery production and deliveries:
        (Increase) decrease in preneed cemetery receivables and trust investments                    (5,369)           24,206
        Increase in deferred preneed cemetery revenue                                                20,794            20,421
        Decrease in cemetery deferred preneed cemetery receipts held in trust                        (9,673)          (17,578)
     Other                                                                                               --              (585)
                                                                                               -------------    --------------
Net cash provided by operating activities                                                           211,118           116,512
Cash flows from investing activities:
   Capital expenditures                                                                             (42,470)          (68,035)
   Proceeds from divestitures and sales of property and equipment                                    14,788            12,831
   Acquisitions                                                                                        (219)           (7,871)
   Net withdrawals (deposits) of restricted funds and other                                             129           (21,477)
                                                                                               -------------    --------------
Net cash used in investing activities from continuing operations                                    (27,772)         (84,552)
Net cash provided by investing activities from discontinued operations                                   --              858
                                                                                               -------------    --------------
Net cash used in investing activities                                                               (27,772)          (83,694)
Cash flows from financing activities:
   Proceeds from the issuance of long-term debt                                                          --           72,000
   Payments of debt                                                                                (101,229)          (54,367)
   Principal payments on capital leases                                                             (13,045)          (12,013)
   Purchase of Company common stock                                                                      --           (79,470)
   Proceeds from exercise of stock options                                                            2,363             3,596
   Excess tax benefits from share-based awards                                                           --             2,170
   Payments of dividends                                                                            (20,020)          (20,879)
   Bank overdrafts and other                                                                        (13,394)           (6,714)
                                                                                               -------------    --------------
Net cash used in financing activities                                                              (145,325)          (95,677)
Effect of foreign currency on cash and cash equivalents                                               3,971            (1,035)
                                                                                               -------------    --------------
Net increase (decrease) in cash and cash equivalents                                                 41,992           (63,894)
Cash and cash equivalents at beginning of period                                                    128,397           168,594
                                                                                               -------------    --------------
Cash and cash equivalents at end of period                                                         $170,389          $104,700
                                                                                               =============    ==============